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                                                                    Exhibit 23.1


Independent Auditors' Consent


The Board of Directors
MacDermid, Incorporated

We consent to incorporation by reference in the Registration Statement dated October 15, 1999 on Form S-8 of MacDermid, Incorporated Profit Sharing and Employee Stock Ownership Plan of our report dated August 20, 1999, relating to the statements of financial condition of the MacDermid, Incorporated Employee Profit Sharing and Employee Stock Ownership Plan as of March 31, 1999 and 1998, and the related statements of income and changes in plan equity for each of the years in the three-year period ended March 31, 1999 and the supplemental schedules, which report appears in the March 31, 1999 annual report on Form 11-K of MacDermid, Incorporated Profit Sharing and Employee Stock Ownership Plan.


                                          /s/ KPMG LLP
                                          ------------------------------------


October 15, 1999
Hartford, Connecticut